Exhibit 99.1

LIONSGATE Lender Presentation February 1, 2012 Summit Acquisition

Disclaimer THE MATTERS DISCUSSED IN THIS PRESENTATION INCLUDE FORWARD-LOOKING STATEMENTS, INCLUDING THOSE REGARDING THE PERFORMANCE OF FUTURE FISCAL YEARS. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS IN THE FUTURE COULD DIFFER MATERIALLY AND ADVERSELY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS IMPORTANT FACTORS, INCLUDING THE PROJECTED IMPACT AND BENEFITS OF THE TRANSACTION INVOLVING THE COMPANY AND SUMMIT, INCLUDING FUTURE FINANCIAL AND OPERATING RESULTS, THE SUBSTANTIAL INVESTMENT OF CAPITAL REQUIRED TO PRODUCE AND MARKET FILMS AND TELEVISION SERIES, INCREASED COSTS FOR PRODUCING AND MARKETING FEATURE FILMS AND TELEVISION SERIES, BUDGET OVERRUNS, LIMITATIONS IMPOSED BY OUR CREDIT FACILITIES AND NOTES, UNPREDICTABILITY OF THE COMMERCIAL SUCCESS OF OUR MOTION PICTURES AND TELEVISION PROGRAMMING, THE COST OF DEFENDING OUR INTELLECTUAL PROPERTY, DIFFICULTIES IN INTEGRATING ACQUIRED BUSINESSES, ABILITY TO REALIZE OPERATING SYNERGIES, RISKS RELATED TO OUR ACQUISITION STRATEGY AND INTEGRATION OF ACQUIRED BUSINESSES, THE EFFECTS OF DISPOSITION OF BUSINESSES OR ASSETS, TECHNOLOGICAL CHANGES AND OTHER TRENDS AFFECTING THE ENTERTAINMENT INDUSTRY, AND THE RISK FACTORS AS SET FORTH IN THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON MAY 31, 2011, AS AMENDED IN THE COMPANY’S QUARTERLY REPORTS ON FORM 10-Q FILED WITH THE SEC ON AUGUST 9, 2011 AND NOVEMBER 9, 2011, WHICH RISK FACTORS ARE INCORPORATED HEREIN BY REFERENCE. THE INFORMATION SET FORTH IN THIS PRESENTATION REPRESENTS MANAGEMENT’S CURRENT EXPECTATIONS AND INTENTIONS. THE COMPANY ASSUMES NO RESPONSIBILITY TO ISSUE UPDATES TO THE FORWARD-LOOKING MATTERS DISCUSSED IN THIS PRESENTATION. ALL PROJECTIONS IN THIS PRESENTATION REFLECT ESTIMATES ONLY. THESE ESTIMATES ARE MADE WITHOUT REPRESENTATION OR WARRANTY. THERE IS NO GUARANTEE, EXPRESS OR IMPLIED, THAT ANY PROJECTIONS SET FORTH HEREIN SHALL BE ACHIEVED. NO PARTY SHALL BE ENTITLED TO RELY ON ANY PROJECTIONS/ESTIMATES FOR ANY PURPOSE. 2

Agenda 3 Transaction Overview Rick Gabriel, Managing Director, J.P. Morgan Summit Overview Michael Burns, Vice Chairman, Lionsgate Summit Facility Structure Brian Goldsmith, Executive Vice President, Lionsgate Summit Financial Overview Jim Keegan, Chief Financial Officer, Lionsgate Ron Hohauser, Chief Financial Officer, Summit Entertainment, LLC Lionsgate Overview Michael Burns, Vice Chairman, Lionsgate Q&A

Transaction Overview 4

On January 13, 2012, Lions Gate Entertainment Corp. (“Lionsgate”) announced the acquisition of the Summit Entertainment, LLC (“Summit”) equity interests for $412.5 million (the “Transaction”) Summit is a producer and distributor of the Twilight franchise that has achieved box office in excess of $2.5 billion1 worldwide The Transaction was financed in part with a $500 million Term Loan B facility which effectively refinanced the existing Term Loan B Summit has been designated an unrestricted subsidiary under Lionsgate’s credit facility and secured notes Many terms of the new loan facility are similar to the prior Summit term loan The term loan is an obligation of, and is secured by the assets of, Summit and its subsidiaries, and is further guaranteed by one of Lionsgate’s unrestricted acquisition subsidiaries and secured by the equity in Summit held by such subsidiary Lionsgate and its other subsidiaries provide no credit support Lionsgate is a leading global entertainment company with one of the largest film and television libraries in the world with over 13,000 titles Lionsgate will provide administrative, production, and distribution services to Summit for a 10% servicing fee (subject to caps) The Transaction will strengthen Lionsgate’s position as a leading supplier of content and as a market leader for the young adult audience with the Twilight and Hunger Games franchises Transaction Summary 5 1 Source: Box Office Mojo

1 Capitalization excludes limited recourse production loans 2 Use of cash from Summit balance sheet at close 1 Cash balance prior to transaction announcement and closing January 13, 2012; cash balance excludes cash held in production accounts 2 Revolver commitments terminated pro forma for the acquisition Transaction Overview Sources and Uses ($mm) Sources Uses Lionsgate Cash Consideration1 $100.0 Seller Consideration $412.5 Lionsgate Stock Consideration2 69.0 Repay Term Loan 506.3 Summit Cash on Balance Sheet 284.4 OID, Fees, Expenses and Other3 34.6 New Term Loan 500.0 Total $953.4 Total $953.4 Summit Pro forma Capitalization ($mm) 6 1 Includes $55mm of Lionsgate cash and $45mm of convertible bond proceeds 2 Includes $20mm of stock consideration to be issued to Summit sellers 60 days post close; consideration may be in cash at Lionsgate option 3 Other includes seller tax distributions and debt payoff related expenses As of 12/30/11 Pro forma Tranche Amount Adj. Amount Cash1 $ 310.0 ($284.4) $ 25.6 Revolver ($200mm) — N/A2 Prior Term Loan B due Sep 2016 506.3 (506.3) 0.0 New Term Loan B due Sep 2016 0.0 500.0 500.0 Total Debt $ 506.3 ($6.3) $ 500.0 Contributed Equity 169.0

Corporate Structure Lions Gate Entertainment Corp. (Can-BC) (“LGEC”) Lions Gate Entertainment Inc. (US-DE) (“LGEI”) Summit Entertainment, LLC Unrestricted subsidiary $500mm Senior Secured Credit Facility Summit financing structure LGAC 1, LLC LGAC 3, LLC 88% 12% Unrestricted subsidiary Restricted subsidiary Summit Entertainment is an unrestricted subsidiary of Lionsgate 7

Key Credit Highlights

Proven Twilight franchise with predictable cash flows	• One of the most successful film series ever produced with ~$2.5bn in worldwide box office to date • Based on successful book series, which has sold over 116 million books worldwide [1] • Results of the first *Breaking Dawn* picture are known, with over $700mm and $280mm of worldwide and domestic box office, respectively [2] • *Breaking Dawn 2* production essentially completed
Significant portion of cash flows already contracted	• Significant portion of near term cash flows already contracted or highly visible • Majority of *Breaking Dawn* cash inflows "to come" • Pre-negotiated pay and cable television licensing agreements with Showtime and FX
Conservative leverage profile with strong amortization	• Facility benefits from highly structured cash flow sweeps and near term performance of *Breaking Dawn* films • Mandatory prepayment consisting of 75% excess cash flow sweep from *Breaking Dawn 1 & 2* • Additional mandatory prepayment requirement based on excess cash balances
World class distribution platform and globally recognized brands enhanced by Lionsgate partnerships and scale	• Combines two of the leading foreign sales licensing operations in the industry • Unique distribution strategy allows risk mitigation and conservation of capital • Numerous top tier distribution partners across the value chain
Corporate benefits from Lionsgate ownership	• Mitigated production risk and limited Borrower overhead as a result of services arrangement with Lionsgate • Tax benefits from utilization of Lionsgate loss carryforwards
"Best in class" leadership team and workforce	• Lionsgate's motion picture group is now led by Rob Friedman (formerly CEO of Summit) and Patrick Waschberger (formerly President of Summit and CEO of Summit International) • Combination of "best in class" from each company

[1] Source: Publishers Weekly
[2] Source: Box Office Mojo

8

Summit Overview 9

Company Profiles

Lionsgate Company Profile

- A leading global entertainment company with strong recognizable brand
- Diversified film and television production operations and distribution with worldwide reach
- Current production slate includes upcoming film franchise *Hunger Games* and television shows *Weeds*, *Mad Men*, *Boss*, and the upcoming *Anger Management*
- One of the largest film and TV libraries in the world with over 13,000 titles
- Expanding cable network and digital distribution footprint, with interests in EPIX Pay TV Platform, TV Guide Network, TVGuide.com, Break Media, and Celestial Tiger Entertainment Pay TV Platform

Revenue ($mm)


$1,489.5
$1,582.7
$996.3
FY Mar 2010
FY Mar 2011
9 mos. Sept. 2011


MADMEN

Summit Company Profile

- Producer and distributor of ***Twilight*** franchise that has achieved box office in excess of $2.5bn worldwide
- Distributes approximately 6-8 pictures domestically per year
- Unique and innovative Latin American distribution joint venture
- Library includes Academy Award® winner *Hurt Locker* and such commercial successes as *Red*, the *Step Up* franchise, and *Knowing*
- Strong international licensing operation with output arrangements in the UK, Canada, Germany, France, Scandinavia, CIS, Spain and Australia

Revenue ($mm)


$722.1
$1,150.8
$331.3[1]
FY Dec 2009
FY Dec 2010
9 mos. Sept 2011



[1] See footnotes on page 32

10

Summit Corporate History

1993
Summit Entertainment LP, foreign sales company was launched

2006-Present
Summit develops and co-produces the *Step Up* franchise, grossing in excess of $425mm in worldwide box office to date



July 2007
Twilight film rights acquired from Stephenie Meyer

November 2008
First *Twilight* installment opens to $70mm DBO in 3,419 theaters. Total DBO $193mm; WWBO $393mm twilight

November 2009
Twilight sequel *New Moon* opens to $143mm DBO in 4,024 theaters. Total DBO $297mm; WWBO $710mm



June 2010
Second *Twilight* sequel *Eclipse* opens to $65mm DBO in 4,468 theaters. Total DBO $300mm; WWBO $698mm eclipse

October 2010
Red opens in 3,255 theaters; $90mm DBO; WWBO $199mm



RED

1993-2006 | 2007 | 2008 | 2009 | 2010 | 2011 | 2012

1993-2007
Summit establishes itself as a leading independent foreign distributor. Pictures include *Die Hard 3, Evita, Donnie - Brasco, U571, American Pie, Babel,* and *Michael Clayton*

June 2005
Summit co-develops, co-produces and co-finances *Mr. & Mrs. Smith*



Mr. & Mrs. Smith

April 2007
Summit leverages its position as a leading independent foreign sales and production company to emerge as a full service studio with US distribution and $600mm of capital; Friedman & Wachsberger named Co-Chairmen

June 2009
Academy Award® winning *The Hurt Locker* is released



HURT LOCKER

March 2009
Knowing opens #1 at Box Office with $25mm DBO; WWBO $184mm



2010
Summit wins 6 Academy Awards® including Best Picture, Director, Original Screenplay for *The Hurt Locker*



November 2011
Breaking Dawn 1 opens to $138 mm opening weekend DBO in 4,061 theatres. Total DBO over $280mm; WWBO: over $700mm

January 13, 2012
Lionsgate acquires Summit

LIONSGATE

Source: Box Office Mojo

11

Summit Library and Upcoming Slate 12 Films Existing Film Library Release Date (CY) Film Release Breaking Dawn 2 2012 Gone 2012 Cold Light of Day 2012 Step Up 4 2012 Sinister 2012 Warm Bodies 2012 Red 2 2013 Now You See Me 2013 Ender’s Game 2013 The Perks of Being a WallFlower TBD Alex Cross TBD The Impossible TBD Snitch TBD Note: Release dates listed have been officially announced by Summit but may still be subject to change other than for BD2

Twilight Franchise

Overview

- Summit owns the *Twilight* movie franchise, a series of 5 supernatural romance fantasy films based on the 4 *Twilight* novels
  - Over 116 million *Twilight* books sold to date
- The first 4 released installments, *Twilight, New Moon, Eclipse* and *Breaking Dawn 1* have generated ~ $2.5bn in worldwide box office
- *Breaking Dawn 2* is being released in November 2012
- Successful sequels generally have a high degree of predictability
- The *Twilight* franchise is the 6th most successful franchise of all time on a DBO per title basis
  - *New Moon* and *Eclipse* were the 3rd and 4th best-selling U.S. DVDs in 2010, respectively[1]

[1] Source: Rentrak

Franchise ranking by DBO per release ($mm)

Rank	Franchise	# Releases to date	DBO/ Title	WWBO/ Title	Total DBO	Total WWBO
1	Spider-Man	3	371.3	832.1	1,113.8	2,496.3
2	Lord of the Rings	3	344.5	976.0	1,033.6	2,927.9
3	Pirates of the Caribbean	4	319.8	931.9	1,279.2	3,727.7
4	Harry Potter	8	298.8	963.3	2,390.0	7,706.1
5	Star Wars	8	278.3	551.4	2,226.2	4,411.4
6	**Twilight[1]**	**4**	**~270.0**	**~625.0**	**~1,080.0**	**~2,500.0**
7	Jurassic Park	3	255.8	691.9	767.3	2,075.7
8	Indiana Jones	4	234.8	495.2	939.1	1,980.6
9	Matrix	3	197.4	541.0	592.3	1,623.1
10	X-Men	4	196.6	394.1	786.5	1,576.5

Note: Franchise defined as 3 or more releases; excludes animated films
[1] Reflects film receipts to date for in theatre releases

Twilight franchise performance to date ($mm)



Worldwide box office
$394
$710
$698
$701
Theatrical Release
Twilight
Nov. 2008
New Moon
Nov. 2009
Eclipse
June. 2010
Breaking Dawn [1]
Nov. 2011

Source: Box Office Mojo
[1] Worldwide box office to date; film has not yet opened in Japan

13

Summit Business Update 14 Released 8 films in CY11 for total domestic box office in excess of $400mm Renewed licensing output deals in Canada and UK Launched new output deals in Australia, CIS, and Spain 2 films in production, 1 recently released and 5 films near completion1 Developing potential franchises in Red 2 and Ender’s Game New output deal with HBO begins in 2013 A Better Life, earned an Oscar® nomination for Best Actor, Demian Bichir 1 Excludes the film acquisitions Sinister, Snitch, Gone and The Impossible

Increased Scale and Substantial Distribution Partnerships 15 Pay TV Packaged Media Domestic theatrical Summit has an existing distribution arrangement with Universal; Lionsgate has an existing agreement with Fox Lionsgate to provide certain services for films released by Summit Summit Pay TV deal expires at the end of 2012; New output deal with HBO beginning in 2013 Foreign rights Summit output agreements provide opportunity to mitigate risk UK VOD / Free TV More new and catalog product to license to traditional and digital buyers

Lionsgate Overview 16

Lionsgate Strategic Rationale for Summit Transaction 17 Strengthens Lionsgate’s position as a leading supplier of content Controlling Twilight and Hunger Games franchises positions Lionsgate as a market leader for the young adult audience Business combination significantly increases Lionsgate’s overall scale and can result in revenue and cost synergies Substantial, more diversified cash flow streams can provide enhanced stability to business Combines “best in class” management, systems and infrastructure Solidifies market share leadership in international sales business

Lionsgate Snapshot Generated revenue of approximately $1.6 billion and Adjusted EBITDA1 of $106.5 million in FY11 Only scaled independent with a unique value proposition: Theatrical releasing operation Full service home entertainment distribution (packaged media and digital/on demand) Robust television production and syndication business Ownership interests in seven cable networks across the world Direct distribution in U.S. and U.K., worldwide licensing arm, and multi-territory channel offering Portfolio of leading new media/digital media investments 18 Key Lines of Business Television Channels / Digital Home Entertainment / Managed Brands Library Film A Leading Content Creator And Distributor Positioned To Capitalize On Growth In Worldwide Consumption of Content Across Multiple Platforms 1 See Appendix for detail

Experienced Management Team 19

Lionsgate Brings Significant Distribution Scale to Summit

Home Entertainment / Packaged Media

- Market share of 7% approaching major studio levels with opportunistic distribution[1]
- Consistently converting box office to home entertainment revenue at a rate 36% higher than the industry average[2]
- Translating box office-to-DVD conversion leadership into box office-to-VOD and box office-to-digital conversion leadership[3]
- Unique brand management strategy
- Strong third-party distribution business attracts blue chip partners:

Digital Distribution

- On-demand/digital revenues grew by 69% in FY11
- New buyers of high margin digital content emerging domestically and internationally
- Meaningful digital deals in international marketplace
- Creating new content for the digital domain
- Extending into social games utilizing Facebook platform
- Exploring new windowing and pricing strategies

Pay TV

- Ownership in EPIX, a premium entertainment network
- Fastest growing premium network with approximately 9 million subscribers
- Available in 32 million homes through eight distribution partnerships
- Partnership with Netflix broadens distribution footprint and makes EPIX an innovator in digital distribution
- Provides greater control of Lionsgate product in pay television window

[1] Source: Rentrak and Nielsen for CY11
[2] Source: Rentrak, Nielsen and Lionsgate internal research for CY11; conversion premium is for live action films, i.e., excludes animated pictures
[3] Source: Rentrak, Nielsen and Lionsgate internal research for CY11

20

Lionsgate Business Update 21 Continued emphasis on brands and franchises Hunger Games to be released March 23, 2012, and the sequel Catching Fire in November 2013 Expendables 2 in production and slated for August 2012 release Film Critically acclaimed Mad Men won fourth consecutive Best Drama Emmy® Award Boss: picked up for second full season; Golden Globe® win for Kelsey Grammer Weeds season 8 picked up by Showtime Anger Management to be launched on FX Additional 42 episodes of House of Payne ordered, bringing the total to 254 episodes Television Partnered with Astro’s Celestial Pictures and Saban Capital Group in Asia to create Celestial Tiger Entertainment, which brings together a bouquet of Pay TV channels Channels

Hunger Games Franchise Overview 22 Overview The Hunger Games trilogy, first published in 2008, was written by Suzanne Collins and is a science fiction thriller aimed at the young adult audience There are 23.5mm1 copies of all three books in The Hunger Games trilogy in print in the U.S. (7.5mm copies having gone into print in past two months alone) All three Hunger Games books have held top 3 spots on the USA Today bestseller list for the past 3 weeks Lionsgate acquired the rights to The Hunger Games in 2009 and completed a film adaptation of the first book in 2011 The first of four films will be released in March 2012 with the second expected to be released in November 2013 The Hunger Games Catching Fire CY2012 CY2013 1 Source: New York Times

Summit Facility Structure 23

Initial Terms and Conditions of New Term Loan 24 Borrower: Summit Entertainment LLC (“Summit” or the “Borrower”); Unrestricted subsidiary to Lionsgate (“Acquirer”) Guarantors: Same as existing plus Merger Sub Security: Perfected 1st priority security interest in the tangible & intangible assets Pledge of equity interests of the Borrower & Guarantors Assignments of all trademarks & copyrights Direct assignment of all proceeds payable to Borrowers or any Guarantor under nearly all existing license & distribution agreements, and L/C’s or other security relating thereto Facilities: $500 million senior secured term loan B Ratings: B1 / B+ Tenor: September 2016 Mandatory Amortization: $13.75mm, paid quarterly Pricing: TBD Incremental Facility: None Optional Prepayments: 101 soft call for 1 year Mandatory Prepayments: Subject to narrow carveouts and baskets, including: 100% of asset sale proceeds 100% of insurance proceeds 50% ECF excluding Breaking Dawn 1 & 2 (Adjusted Excess Cash Flow “AECF”) 75% ECF on Breaking Dawn 1 & 2 (Breaking Dawn Cash Flow “BDCF”) Maximum cash balance allowance Permitted Distributions: No Permitted Distributions unless the following conditions are met: Breaking Dawn 2 has entered the home video window Facility reaches 75% amortization Pro forma asset coverage ratio (i.e., the ratio of first cycle ultimates to the obligations of the Credit Parties) of at least 1.5x Permitted distributions of $25mm per year if the above conditions are met Financial Maintenance Covenants: Maximum Overhead Covenant Fixed Charge Coverage Ratio of 1.25 to 1 Minimum Liquidity Ratio of at least 1.1 to 1

Film Asset Collateral Overview

Film Pool	Released	*Twilight*	Unreleased	New
Film Rights	~25 films including: • *P2* • *Penelope* • *Never Back Down* • *Fly Me to the Moon* • *Sex Drive* • *Push* • *Knowing* • *Next Day Air* • *The Brothers Bloom* • *The Hurt Locker* • *Bandslam* • *Sorority Row* • *The Ghost Writer* • *Remember Me* • *Furry Vengeance* • *Letters to Juliet* • *Red* • *Fair Game* • *Drive Angry* • *Source Code* • *The Beaver* • *A Better Life* • Other library (including *Step Up, Step Up 2 and Step Up 3D*)	5 franchise films: • *Twilight* • *New Moon* • *Eclipse* • *Breaking Dawn 1* • *Breaking Dawn 2*	16 films in development or production or recently released within the past +/- 90 days • *50-50* * • *Three Musketeers* * • *The Darkest Hour* * • *Man on a Ledge* * • *Gone* • *The Perks of Being a Wallflower* • *Cold Light of Day* • *Sinister* • *The Impossible* • *Alex Cross* • *Step Up 4* • *Warm Bodies* • *Now You See Me* • *Snitch* • *Red 2* • *Ender's Game* * Recently released	• Development projects within Borrower and its subsidiaries
Funding Requirements	• Ongoing distribution and releasing costs funded by film cash flows	• Limited remaining *Breaking Dawn 2* production expenses • *Breaking Dawn 2* P&A	• Ongoing production and distribution expenses advanced by Lionsgate which is reimbursed from cash flow generated by films in the pool	• Production and releasing expenses advanced by Lionsgate, and offset by cash flow generated by films in the pool
Implications on Cash Flow Sweep	• Funds AECF on a quarterly basis after reserve for unpaid and projected expenses	• Funds BDCF on a quarterly basis after reserve for unpaid and projected expenses	• Funds AECF on a quarterly basis once Lionsgate recoups its production and releasing obligations across the pool • Summit may reserve such cash flow from this pool for projected expenses for a 9 month period, reduced to 3 months after 18 months post closing	• Funds AECF on a quarterly basis once Lionsgate recoups its production and releasing obligations across the pool • Summit may reserve such cash flow from this pool for projected expenses for a 9 month period, reduced to 3 months after 18 months post closing

25

Lionsgate is providing administrative and distribution services for all Summit films in exchange for a 10% fee (subject to caps) on Gross Receipts (“Servicing Fee”) In addition, Lionsgate is funding distribution expenses and production costs to the extent not already funded for all new films (excluding Breaking Dawn 2) All gross receipts from released films + Twilight franchise films will be remitted to Summit; Summit will remit the Servicing Fee to Lionsgate Per the cash flow sweep mechanisms, the vast majority of net proceeds from the exploitation of Summit assets will amortize the term loan Summit Lenders will maintain a first priority security interest in all Summit film assets Management of operations and collection responsibilities transferred to Lionsgate New film development and releasing responsibilities administered by Lionsgate Summit remits to Lionsgate the Servicing Fee on released films and Breaking Dawn 2 (capped at $20mm) and Unreleased and New Releases $500mm Facility Maintains notice of assignments and collects cash from pre-existing contracts Services Agreement Overview Transaction Structure – Services Agreement Illustrative Summary 26 Lionsgate manages distribution process for New and Unreleased films, funds related expenses, and remits net proceeds to Summit 1 1 Gross receipts will be primarily remitted to Summit directly; Summit will reimburse Lionsgate from gross receipts from the applicable film pool for any production /distribution expenses Lionsgate has advanced related to the applicable film pool

Cash Flow Sweep Mechanism

Cash Flow Sweep Structure

Adjusted Excess Cash Flow Sweep ("AECF")

Released pictures





- Total net receipts [1] from Released pictures
  - Less: Servicing Fee
  - = Available receipts from pictures

Unreleased pictures




GONE

- Total net receipts [1] from Unreleased pictures (crossed)
  - Less: Servicing Fee
  - = Available receipts from pictures

Available cash flow from Released and Unreleased pictures

- Less: Transition and other costs [2]
- Less: Interest expense
- Less: Mandatory amortization
- Less: Taxes

Net Cash flow from Released and Unreleased pictures

x50%

Released and Unreleased picture net cash flow sweep

Breaking Dawn Cash Flow Sweep ("BDCF")

Breaking Dawn 1 & 2





- Total net receipts [1] from *Breaking Dawn 1 & 2*
  - Less: Servicing Fee
  - = Available receipts from pictures

Available cash flow from *Breaking Dawn* pictures

- No deductions

Net cash flow from *Breaking Dawn*

x75%

***Breaking Dawn* net cash flow sweep**

Adjusted Excess Cash Flow & *Breaking Dawn* Cash Flow + Mandatory Amortization

[1] Defined as all gross receipts from films less expenses
[2] Includes transition overhead, integration costs, severance payments, limited overhead

27

Breaking Dawn 1 & 2 are completed, released theatrically, and through their initial packaged media release Threshold: $75M June 2012 – June 2013 Assets transition into mid to late first cycle for all films Threshold: $50M September 2013 – June 2014 Steady state excess cash balance Threshold: $35M September 2014 - Maturity Mandatory prepayment mechanism Mandatory Prepayment structure enhances loan amortization profile while allowing Summit sufficient liquidity for fluctuations in timing of payments during the forecast period Following the quarter ended June 30, 2012, Summit will be required to prepay the loan with excess cash balances above specific thresholds Monies reserved for distribution and production expenses for Unreleased/New Films are not counted in the calculation used to determine the pre-payment amount Summit is required to look back to cash balance at the end of the prior quarter, adjust for the AECF and BDCF sweep payments, then prepay the loan in an amount equal to the excess of such balance less the applicable threshold Additional Mandatory Prepayment Requirement 28

Key Credit Enhancements: New Loan vs. Prior Summit Credit Structure Credit consideration Ability to increase senior pari passu debt eliminated New production risk mitigated Fixed overhead structure mitigated Potential for increased free cash flow for amortization Uncertainty around Breaking Dawn pictures mitigated Prior terms and structure New terms and structure Borrower maintained the flexibility to access a $200 million senior revolving credit facility Revolving credit facility eliminated so no additional pari passu debt can be drawn Borrower had the ability to finance new production, potentially diluting investor collateral cushion Ability to reinvest in new productions mitigated and add additional senior debt eliminated, unless funded by Lionsgate Borrower maintained fixed overhead and development costs in excess of $45mm annually Servicing Fee is variable and is driven by and tied to asset performance Prior cash flow sweep allowed borrower to deduct substantial overhead, development and investments from calculation Mitigation of new production and development can result in an increased free cash flow metric Inclusion of an anti-cash-hoarding provision increases facility amortization Prior facility was priced amidst uncertainty regarding the production and future performance of Breaking Dawn pictures The results of Breaking Dawn 1 picture are known, with $700mm+ of worldwide box office to date Breaking Dawn 2 production essentially completed Tax benefits from utilization of Lionsgate NOLs Summit operated under an LLC structure whereby it was obligated to make tax distributions to its members Summit operates as a subsidiary of Lionsgate, and is able to utilize parent’s NOLs to offset tax obligations / permitted tax distributions Benefits of parent company scale Summit operated as an independent studio with limited resources Lionsgate is a publicly traded, full scale, integrated media company with diverse resources 29

Summit Financial Overview 30

31 Summit Historical Financials FYE 12/31 ($ millions) 1,2 See footnotes and disclaimers on the following page Estimated Fiscal year ending December 31, 9 mos ended 2008A 2009A 2010A 9/30/2011 (1) Revenues $211.6 $722.1 $1,150.8 $331.3 Cost of sales 254.6 513.2 714.7 252.7 Gross profit (loss) (43.0) 208.9 436.1 78.6 % margin -20% 29% 38% 24% Operating expenses 37.7 52.8 71.1 41.4 Income(loss) from operations ($80.7) $156.1 $365.0 $37.1 Interest expense and other, net (4.6) (8.6) (9.9) (21.5) Pre-tax income (loss) ($85.3) $147.5 $355.1 $15.7 Income tax expense 0.0 1.4 1.9 0.6 Net income (loss) ($85.3) $146.1 $353.2 $15.1 Less: net income attributable to non-controlling interests (1.7) (1.0) (1.0) (0.4) Net income (loss) attributable to Summit members ($87.0) $145.1 $352.2 $14.7 # of twilight franchise initial theatrical releases in the period 1 1 1 0 # of twilight franchise initial home video releases in the period 0 1 2 0 Net income (loss) ($85.3) $146.1 $353.2 $15.1 Add: Interest expense and other, net 4.6 8.6 9.9 21.5 Income tax expense 0.0 1.4 1.9 0.6 Depreciation and amortization 2.9 2.8 2.6 1.4 EBITDA (2) ($77.8) $158.9 $367.6 $38.5

32 Summit Historical Financials - Footnotes (1) Represents a preliminary estimated pre-acquisition unaudited interim income statement of Summit for the nine months ended September 30, 2011 (the "Preliminary Estimate"). As of the date of this presentation, Lionsgate has not completed the accounting and financial reporting processes necessary to prepare and complete Summit’s financial statements for such period. The Preliminary Estimate has been prepared by management on the basis of currently available information, and management believes that such Preliminary Estimate has been prepared on a reasonable basis. However, because the information reflected therein is preliminary, such Preliminary Estimate should not be relied on as necessarily indicative of Summit’s actual financial results for the fiscal period reflected therein. In the Preliminary Estimate, certain adjustments have been made from the Summit financial statements previously presented to Summit's lenders; however, Lionsgate has not completed all the accounting and financial reporting processes associated with the preparation of Summit's statement of income for the nine months ended September 30, 2011, and amounts reflected in the Preliminary Estimate are subject to further revisions and exclude certain adjustments normally made in the fiscal fourth quarter. Summit's actual financial results for the nine months ended September 30, 2011 may be different from such Preliminary Estimate, and any differences could be material. Lionsgate has undertaken to file certain Summit financial information with the Securities and Exchange Commission ("SEC") under cover of a Current Report on Form 8-K/A no later than 71 calendar days after the date Lionsgate’s Current Report on Form 8-K filed with the SEC on January 17, 2012 was required to be filed. We urge you to review such financial information when it becomes available. (2) EBITDA is defined as earnings before interest, income tax provision, and depreciation and amortization. EBITDA is a non-GAAP financial measure. Lionsgate’s management believes EBITDA to be a meaningful indicator of its performance that provides useful information to investors regarding its financial condition and results of operations. Presentation of EBITDA is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While Lionsgate’s management considers EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP. EBITDA does not reflect cash available to fund cash requirements. Not all companies calculate EBITDA in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

Transaction Timeline Date Activity Jan 13 Announced Transaction on January 13, 2012 Feb 1 Lender meeting Feb 10 Commitments due from Lenders 33 Bank holiday January 2012 February 2012 March 2012 S M T W T F S S M T W T F S S M T W T F S 1 2 3 4 5 6 7 1 2 3 4 1 2 3 8 9 10 11 12 13 14 5 6 7 8 9 10 11 4 5 6 7 8 9 10 15 16 17 18 19 20 21 12 13 14 15 16 17 18 11 12 13 14 15 16 17 22 23 24 25 26 27 28 19 20 21 22 23 24 25 18 19 20 21 22 23 24 29 30 31 26 27 28 29 25 26 27 28 29 30 31

Q&A 34

Appendix 35

Definitions 36 EBITDA, as adjusted is defined as earnings before interest, income tax provision, depreciation and amortization, equity interests, losses on extinguishment of debt, stock-based compensation, EBITDA attributable to TV Guide Network, certain corporate defense and related charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. EBITDA attributable to TV Guide Network represents Lionsgate’s 51% share of TV Guide Network’s EBITDA for the year ended March 31, 2011. Corporate defense and related charges represent legal fees, other professional fees, and certain other costs associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that Lionsgate funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed. The amount is subtracted from EBITDA in the year ended March 31, 2011 because there was no non-risk prints and advertising expense incurred and the amount represents the estimated amortization of participation expense that would have been recorded if such prior period amounts had not been expensed. EBITDA, as adjusted is a non-GAAP financial measure. Lionsgate’s management believes EBITDA, as adjusted to be a meaningful indicator of its performance that provides useful information to investors regarding its financial condition and results of operations. Presentation of EBITDA, as adjusted is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA, as adjusted to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA, as adjusted do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA, as adjusted in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

FY2011 Reconciliation of Net Loss to Adjusted EBITDA 37 1 The year ended March 31, 2011 includes $21.9 million in additional compensation expense associated with the immediate vesting of certain equity awards held by certain executive officers as a result of the triggering of "change in control" provisions in their respective employment agreements, which occurred on June 30, 2010. Lionsgate ($ mm) Fiscal Year Ended March 31, 2011 Net Loss ($53.6) Depreciation and Amortization 5.8 Contractual Cash Paid Interest Expense 38.9 Noncash Interest Expense 16.3 Interest and Other Income (1.7) Income Tax Provision $4.3 Equity Interests Loss 43.9 Loss on Extinguishment of debt 14.5 Stock-Based Compensation1 32.5 EBITDA Attributable to TV Guide Network 8.4 Corporate Defense and Related Charges 22.9 Non-Risk Prints and Advertising Expense (25.7) EBITDA, as Adjusted $106.5

38